As filed with the Securities and Exchange Commission on August 15, 2014

Registration No. 333-______

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

LIVEDEAL, INC.

(Exact name of registrant as specified in its charter)

Nevada	85-0206668
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

325 East Warm Springs Road, Suite 102
Las Vegas, Nevada 89119

(Address of Principal Executive Offices) (Zip Code)

LiveDeal, Inc. 2014 Omnibus Equity Incentive Plan
(Full title of the plan)

Jon Isaac
Chief Executive Officer
LiveDeal, Inc.
325 East Warm Springs Road, Suite 102
Las Vegas, Nevada 89119
(702) 939-0231

(Name, Address and Telephone Number, including area code, of Agent For Service)

Copy to:

Mitchell S. Nussbaum, Esq.
Loeb & Loeb LLP
345 Park Avenue
New York, New York 10154
(212) 407-4159

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common Stock, $.001 Par Value (2014 Omnibus Equity Incentive Plan)	1,800,000 shares	$3.865	$6,957,000	$896.07

(1)   In the event of a stock split, stock dividend, or similar transaction involving the registrant’s common stock, in order to prevent dilution, the number of shares registered shall be automatically increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act of 1933.

(2)   Estimated solely for the purpose of calculating the amount of the registration fee, pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, on the basis of the average of the high and low prices for shares of common stock of the registrant on the NASDAQ Capital Market on August 12, 2014.

PART 1

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

We will provide documents containing the information specified in Part 1 of Form S-8 to employees as specified by Rule 428(b)(1) under the Securities Act. Pursuant to the instructions to Form S-8, we are not required to file these documents either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents have been filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”) and are incorporated by reference in this Registration Statement:

1.	Quarterly Report on Form 10-Q for the quarter ended June 30, 2014 filed on August 13, 2014;
2.	Current Report on Form 8-K, filed on July 16, 2014;
3.	Quarterly Report on Form 10-Q for the quarter ended March 30, 2014, filed on May 20, 2014
4.	Current Report on Form 8-K, filed on May 7, 2014;
5.	Quarterly Report on Form 10-Q for the quarter ended on December 31, 2013, filed on February 14, 2014;
6.	Current Report on Form 8-K, filed on January 31, 2014;
7.	Annual Report on Form 10-K for the fiscal year ended September 30, 2013, filed on January 10, 2014, as amended on January 31, 2014; and
8.	The description of our Common Stock set forth in our Registration Statement on Form 8-A (Registration No. 33937) filed with the SEC on January 31, 2008, including any amendments thereto or reports filed for the purpose of updating such description.

* Any report (or portion thereof) “furnished “ on Form 8-K shall not be incorporated by reference.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

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Item 6. Indemnification of Directors and Officers.

Under Section 78.7502 of the Nevada Revised Statutes (“NRS”), directors and officers as well as other employees and individuals may be indemnified against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation (a “Derivative Action”)) if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard of care applies to Derivative Actions, except that indemnification only extends to expenses (including attorneys’ fees) incurred in connection with the defense or settlement of such an action, and the NRS requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the Company.

Article 10 of the Company’s Amended and Restated Articles of Incorporation (the “Articles”) provides that the Company shall, to the fullest extent permitted by the NRS, (i) indemnify any and all persons whom it shall have power to indemnify under the NRS (including directors and officers) from and against any and all of the expenses, liabilities or other matters referred to in or covered by said statutes, and (ii) advance expenses related thereto to any and all said persons. The indemnification and advancement of expenses provided for therein is not exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in their official capacities and as to action in another capacity while holding such offices, and continues as to persons who have ceased to be directors, officers, employees or agents and inures to the benefit of the heirs, executors and administrators of such persons. In addition, Article 9 of the Articles provides for the elimination of personal liability of directors and officers of the Company to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, to the fullest extent permitted by the NRS, as amended and supplemented.

Article 5 of the Company’s Amended and Restated Bylaws (the “Bylaws”) contains similar provisions and sets forth a procedure by which officers or directors may seek indemnification from the Company. The Bylaws provide that individuals entitled to indemnification under Article 5 thereof can bring suit against the Company for such indemnity if the Company does not provide it within sixty days of receipt of a claim (the period is twenty days if the claim is for the advancement of expenses). Additionally, the Bylaws limit indemnification in situations where officers or directors actually collect insurance payments for amounts that would otherwise be subject to indemnification and where proceedings are settled without the Company’s consent. The Bylaws further provide that Article 5 thereof is deemed to be a contract between the Company and its officers and directors for the duration of its effectiveness. Finally, the Bylaws provide that the Company may elect to indemnify its employees and other agents to the same or a lesser extent as its officers and directors, and they require that any potential indemnitee provide written notice to the Company of proceedings or claims that might give rise to indemnification rights under Article 5.

In addition, the Company maintains directors’ and officers’ liability insurance policies that provide coverage for losses arising from claims made against its directors or officers for any actual or alleged wrongful act in their capacities as directors or officers of the Company.

Item 7. Exemption from Registration Claimed.

Not Applicable.

Item 8. Exhibits.

Exhibit Number	Description
4.1	Amended and Restated Articles of Incorporation (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on August 15, 2007)
4.1.1	Certificate of Change to the Company’s Amended and Restated Articles of Incorporation (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on September 7, 2010)
4.1.2	Certificate of Correction to the Company’s Amended and Restated Articles of Incorporation (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on March 11, 2013)
4.2	Amended and Restated Bylaws (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on December 15, 2011)
4.3	LiveDeal, Inc. 2014 Omnibus Equity Incentive Plan
5.1	Opinion of Loeb & Loeb LLP as to legality of securities being registered
23.1	Consent of Kabani & Company, Inc.
23.2	Consent of Loeb & Loeb LLP. (included in Exhibit 5.1)
24.1	Power of Attorney (included on the signature page of this Registration Statement)

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Item 9. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on August 15, 2014.

LIVEDEAL, INC.

By: /s/ Jon Issac
       Jon Isaac
       Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated. Each person whose signature appears below hereby authorizes Jon Isaac and Tony Isaac, and each of them, as attorneys-in-fact, to sign in his or her name and behalf, individually and in each capacity designated below, and to file any amendments, including post-effective amendments, to this Registration Statement.

Signature	Title	Date

/s/ Jon Issac	Chief Executive Officer (Principal Executive Officer), President,	August 15, 2014
Jon Issac	Principal Financial and Accounting Officer and Director

/s/ Tony Issac	Financial Planning and Strategist/Economist and Director	August 15, 2014
Tony Isaac

/s/ Richard D. Butler, Jr.	Director	August 15, 2014
Richard D. Butler, Jr.

/s/ Dennis Gao	Director	August 15, 2014
Dennis Gao

/s/ Tyler Sickmeyer	Director	August 15, 2014
Tyler Sickmeyer

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EXHIBIT INDEX

Exhibit Number	Description
4.1	Amended and Restated Articles of Incorporation (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on August 15, 2007)
4.1.1	Certificate of Change to the Company’s Amended and Restated Articles of Incorporation (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on September 7, 2010)
4.1.2	Certificate of Correction to the Company’s Amended and Restated Articles of Incorporation (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on March 11, 2013)
4.2	Amended and Restated Bylaws (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on December 15, 2011)
4.3	LiveDeal, Inc. 2014 Omnibus Equity Incentive Plan
5.1	Opinion of Loeb & Loeb LLP as to legality of securities being registered
23.1	Consent of Kabani & Company, Inc.
23.2	Consent of Loeb & Loeb LLP. (included in Exhibit 5.1)
24.1	Power of Attorney (included on the signature page of this Registration Statement)

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